EXHIBIT 1

For Period Ended: 4/30/05
File Number 811-09561


This report is signed on behalf of the registrant (or depositor or trustee) in the City of Boston and State of Massachusetts on the 24th day of June 2005.


   CENTURY CAPITAL MANAGEMENT TRUST
   (Name of registrant, depositor
   or trustee)


                                       BY: /s/ ALEXANDER L. THORNDIKE
                                               Alexander L. Thorndike,
                                               Chairman and Chief
                                               Investment Officer

Witness:   /s/ STEVEN ALFANO
               Steven Alfano
               Secretary and Chief
               Compliance Officer